To Whom It May Concern:

We have issued our report dated April 15, 2004, accompanying the financial statements of Royal Capital Management, Inc. on Form SB-2 for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Royal Capital Management, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.


Signed,

/s/ Gately & Associates, LLC
----------------------------
Altamonte Springs, FL
October 26, 2004